UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2010

BRIDGEPOINT EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34272 (Commission File Number)	59-3551629 (IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Information.

On August 11, 2010, Andrew S. Clark, our President and Chief Executive Officer, entered into a Trading Plan with a broker to sell shares of our common stock that may be acquired upon the exercise of stock options which Mr. Clark received as part of our executive compensation program. The Trading Plan, which permits sales beginning in November 2010, will enable Mr. Clark to diversify his financial assets and exercise and sell the options, the majority of which expire as early as April 1, 2014, in a responsible and orderly manner.   Under the Trading Plan, the broker may sell up to a specified number of shares each month not to exceed 100,437 shares, in the aggregate, provided that (i) the price per share is at or above certain limit prices on the specified dates of sale and (ii) any shares unsold on such dates will be sold at the next permitted dates of sale, subject to the specified limit prices and the volume limitations and other restrictions of Rule 144 under the Securities Act of 1933, as amended (“Securities Act”).  The broker may sell a maximum of 1,710,635 shares of common stock under the Trading Plan.  The Trading Plan will terminate upon the earliest of (i) November 9, 2012, (ii) the execution of all trades or the expiration of all orders relating to such trades, as specified in the plan; (iii) the date the broker receives notice of the reporting person’s insolvency or death; (iv) the occurrence of an event that results in the imposition of certain trading restrictions by us; or (v) the plan is terminated by the reporting person.

On August 11, 2010, Daniel J. Devine, our Chief Financial Officer, entered into a Trading Plan with a broker to sell shares of our common stock that may be acquired upon the exercise of stock options which Mr. Devine received as part of our executive compensation program.  The Trading Plan, which permits sales beginning in November 2010, will enable Mr. Devine to diversify his financial assets and exercise and sell the options, the majority of which expire as early as April 1, 2014, in a responsible and orderly manner.   Under the Trading Plan, beginning in November 2010, the broker may sell up to a specified number of shares each month not to exceed 20,900 shares, in the aggregate, provided that (i) the price per share is at or above certain limit prices on the specified dates of sale and (ii) any shares unsold on such dates will be sold at the next permitted dates of sale, subject to the specified limit prices and the volume limitations and other restrictions of Rule 144 under the Securities Act.  The broker may sell a maximum of 501,600 shares of common stock under the Trading Plan.  The Trading Plan will terminate upon the earliest of (i) November 6, 2012, (ii) the execution of all trades or the expiration of all orders relating to such trades, as specified in the plan; (iii) the date the broker receives notice of the reporting person’s insolvency or death; (iv) the occurrence of an event that results in the imposition of certain trading restrictions by us; or (v) the plan is terminated by the reporting person.

The Trading Plans described above are intended to comply with our Insider Trading Policy and the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  Rule 10b5-1 permits officers and directors of public companies to adopt pre-determined plans for buying or selling specified amounts of stock.  All sales of common stock under the Trading Plans and related transactions will be reported through appropriate filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2010		Bridgepoint Education, Inc.

	By:	/s/ Daniel J. Devine
Name: Daniel J. Devine
Title: Chief Financial Officer